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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2002
(November 18, 2002)

THE MACERICH COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 394-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

        The Company issued two press releases on November 18, 2002. One press release announced the commencement of a public offering of 10,200,000 shares of its common stock and the other press release announced the Company's Year 2003 FFO Guidance. These press releases are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are hereby incorporated by reference in their entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  99.1
  Press Release of the Company dated November 18, 2002 (Public Offering).

  99.2
  Press Release of the Company dated November 18, 2002 (Year 2003 FFO Guidance).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 18, 2002.

THE MACERICH COMPANY
By:	/s/ THOMAS O'HERN Thomas O'Hern Executive Vice President and Chief Financial Officer

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FORM 8-K
SIGNATURES